Exhibit 99

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF Hopewell Valley Community Bank

The undersigned hereby appoints the Board of Directors of Hopewell Valley Community Bank, and each of them, with full power of substitution, the proxy or proxies of the undersigned to vote all shares of Common Stock of Hopewell Valley Community Bank (the “Bank”) which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Bank, to be held at [           ] on [                                     ], 201_, at _____ _.m., and at any adjournment or postponements thereof, with the same force and effect as the undersigned might or could do if personally present.

Vote On Proposals:

1. To approve the proposed Agreement and Plan of Merger, dated as of August 25, 2015, by and among Northfield Bancorp, Inc., Northfield Bank and the Bank (the “Agreement”), and thereby to approve the transactions contemplated by the Agreement, including the merger of the Bank with and into Northfield Bank:

FOR	AGAINST	ABSTAIN
☐	☐	☐

(The Board of Directors recommends a vote “FOR” this proposal)

2.          To approve a proposal to adjourn the Bank’s meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Agreement

FOR	AGAINST	ABSTAIN
☐	☐	☐

(The Board of Directors recommends a vote “FOR” this proposal)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” each of the proposals described above.

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership or limited liability company, then please sign in the entity name by authorized person.

Please mark here if you plan to attend the meeting.  ☐

Signature

Dated:             , 2015

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

VOTE BY INTERNET - www.______.com

Use the Internet to transmit your voting instructions up until 11:59 p.m. the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-___-____-_____

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.